Exhibit 99.1

For Additional Information:

Bryan Giglia

Senior Vice President — Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 382-3036

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR FIRST QUARTER 2011

Pro Forma Comparable 33 Hotel Portfolio RevPAR Increases 7.6%

Completes Significant Hotel Renovation Projects

Hires Robert Springer as SVP of Acquisitions

ALISO VIEJO, CA — May 5, 2011 — Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced results for the first quarter ended March 31, 2011.

First Quarter 2011 Operational Results (1):

•                  Total revenue was $162.6 million.

•                  RevPAR for the Pro Forma Comparable 33 Hotel Portfolio was $110.21.

•                  Income available to common stockholders was $45.7 million.

•                  Income available to common stockholders per diluted share was $0.39.

•                  Adjusted EBITDA was $32.2 million.

•                  Adjusted FFO available to common stockholders was $8.3 million.

•                  Adjusted FFO available to common stockholders per diluted share was $0.07.

•                  Hotel EBITDA margin for the Pro Forma Comparable 33 Hotel Portfolio was 22.8%.

Ken Cruse, President, stated, “Year-to-date, we have meaningfully enhanced the quality and growth potential of our portfolio by acquiring three high-quality, well-located hotels: the 460-room Doubletree Guest Suites Times Square; the 494-room JW Marriott New Orleans; and the 1,190-room Hilton San Diego Bayfront. We have also effectively recycled capital by selling the Royal Palm Miami Beach project. Additionally, in the first quarter of 2011 we completed a number of quality-enhancing hotel renovation projects, including major renovations at the Embassy Suites Chicago, Marriott Tysons Corner and Marriott Boston Quincy. While our renovation program has resulted in some short-term displacement and margin pressure, we believe the program will meaningfully enhance the growth potential of our portfolio. On a pro forma basis, our upgraded 33 hotel portfolio produced a strong 7.6% RevPAR increase as compared to the first quarter last year.”  Mr. Cruse continued, “Going forward we will remain focused on internal value creation through asset management and select renovations.  Accordingly, we are in the process of bolstering our asset management function to improve our oversight of sales and revenue management, and we are working to implement additional efficiency measures aimed at producing stronger margin performance throughout our portfolio. Lastly, we remain focused on balance sheet initiatives aimed at increasing the value of our common shares and improving our financial flexibility and credit statistics.”

(1)          RevPAR and hotel EBITDA margin information presented reflect the Company’s Pro Forma Comparable 33 Hotel Portfolio, which includes the Company’s 32 Comparable Hotels owned by the Company as of March 31, 2011, excluding the Royal Palm Miami Beach which has been classified as Held for Sale as of March 31, 2011 and included in discontinued operations for the three months ended March 31, 2011.  The Royal Palm Miami Beach was sold in April 2011. The Pro Forma Comparable 33 Hotel Portfolio also includes prior ownership results for the Doubletree Guest Suites Times Square, acquired by the Company in January 2011, the JW Marriott New Orleans, acquired by the Company in February 2011, and the Hilton San Diego Bayfront, acquired by the Company in April 2011, for all periods presented.

SELECTED FINANCIAL DATA

($ in millions, except RevPAR and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2011	2010	% Change
Total Revenue	$162.6	$140.9	15.4%
Comparable Portfolio RevPAR (1)	$104.63	$99.36	5.3%
Pro Forma Comparable Portfolio RevPAR (2)	$110.21	$102.40	7.6%

Comparable Portfolio hotel EBITDA margin (1)	20.6%	21.1%	(50	)bps
Pro Forma Comparable Portfolio hotel EBITDA margin (2)	22.8%	23.2%	(40	)bps
Pro Forma Comparable Portfolio hotel EBITDA margin adjusted for renovations (3)	24.3%	23.9%	40	bps

Income available (loss attributable) to common stockholders	$45.7	$(26.3)
Income available (loss attributable) to common stockholders per diluted share	$0.39	$(0.27)
EBITDA	$98.1	$30.0
Adjusted EBITDA	$32.2	$31.0
FFO available to common stockholders	$74.8	$(1.0)
Adjusted FFO available to common stockholders	$8.3	$3.9
FFO available to common stockholders per diluted share (4)	$0.64	$(0.01)
Adjusted FFO available to common stockholders per diluted share (4)	$0.07	$0.04

(1)          Includes the 32 Comparable Hotels owned by the Company as of March 31, 2011, excluding the Royal Palm Miami Beach which has been classified as Held for Sale as of March 31, 2011 and included in discontinued operations for the three months ended March 31, 2011.  The Royal Palm Miami Beach was sold in April 2011. Includes the Renaissance Westchester, reacquired by the Company in June 2010, the Doubletree Guest Suites Times Square, acquired by the Company in January 2011, and the JW Marriott New Orleans, acquired by the Company in February 2011, for all periods presented.

(2)          Includes the Company’s 33 Hotel Pro Forma Comparable Portfolio, which includes the Company’s 32 Comparable Hotels noted above, plus the Hilton San Diego Bayfront, acquired by the Company in April 2011.

(3)          Includes the Company’s 33 Hotel Pro Forma Comparable Portfolio adjusted for nine hotels which are currently under renovation.

(4)          Reflects the Series C convertible preferred stock on a “non-converted” basis. On an “as-converted” basis, FFO available to common stockholders per diluted share is $0.63 and $0.01, respectively, for the three months ended March 31, 2011 and 2010. On an “as-converted” basis, Adjusted FFO available to common stockholders per diluted share is $0.08 and $0.05, respectively, for the three months ended March 31, 2011 and 2010.

Disclosure regarding the non-GAAP financial measures in this release is included on page 5. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 9 through 14 of this release.

Acquisition Update

On April 15, 2011, the Company completed the previously announced acquisition of a 75% majority interest in the joint venture that owns the 1,190-room Hilton San Diego Bayfront (the “Hotel”) located in San Diego, California. Concurrent with the acquisition, the joint venture entered into a new mortgage financing secured by the Hotel. The mortgage bears interest at a floating rate of LIBOR plus 325 basis points and matures in 2016.

Disposition Update

On April 8, 2011, the Company completed the previously announced sale of the 409-room Royal Palm Miami Beach for $130.0 million, including $40.0 million in cash and a $90.0 million mortgage secured purchase money loan to the buyer which matures in December 2013. The mortgage secured purchase money loan bears interest at a floating rate of LIBOR plus 500 basis points through December 2012, and LIBOR plus 600 basis points for 2013. The Company also retained an earn-out right which will enable it to receive future payments of up to $20.0 million in the event that the hotel achieves certain return hurdles.

Balance Sheet/Liquidity Update

On April 6, 2011, the Company completed an underwritten public offering of 4,600,000 shares of 8.0% Series D Cumulative Redeemable Preferred Stock (the “Series D Preferred Stock”), including the full exercise of the underwriters’ overallotment option, for gross proceeds of $115.0 million.

As of March 31, 2011, the Company had approximately $214.6 million of cash and cash equivalents, including restricted cash of $61.4 million. Subsequent to the end of the first quarter 2011, the Company increased its cash balance with approximately $111.0 million of net proceeds from the Series D Preferred Stock offering and approximately $40.0 million from the sale of the Royal Palm Miami Beach, and utilized approximately $180.9 million of its cash balance for the acquisition of the Hilton San Diego Bayfront.

As of March 31, 2011, total assets were $2.8 billion, including $2.4 billion of net investments in hotel properties, total debt was $1.5 billion and stockholders’ equity was $1.1 billion.

John Arabia, Chief Financial Officer, stated, “In the past several months, we have deployed a portion of our excess cash, including a portion of the proceeds from our recently completed preferred equity offering, into the acquisition of three high-quality hotels.  While our external growth opportunities are robust, our balance sheet initiatives, as well as our renovation and asset management priorities, are equally important elements of our corporate strategy.  Therefore, we intend to deploy capital only in ways that are additive to the intrinsic value of our common shares and improve our leverage and financial flexibility.”  Mr. Arabia continued, “We continue to hold excess cash, have access to multiple forms of capital, and have the liquidity to meet our near-term capital requirements, including our planned partial paydown of the $270 million loan on our Doubletree Guest Suites Times Square hotel.  We remain committed to gradually and methodically reducing our financial leverage while growing the company.”

Capital Improvements

During the first quarter of 2011, the Company invested $32.6 million in capital improvements to its portfolio.  The Company’s capital improvements program is aimed at value-adding renovation and repositioning projects, including the following:

Highlighted projects

•                  Marriott Boston Long Wharf (Total project: $18.9 million, 2011 investment: $1.3 million) — Renovation and redesign of all public space, porte - cochere and the restaurant to be completed by the end of Q2 2011.

•                  Renaissance Orlando at Sea World ® (Total project: $9.8 million, 2011 investment: $4.2 million) — Renovation of guest suites and meeting space, a pool and backyard reinvention with new interactive water features and a 10,000 sq-ft function lawn, an addition of a Family Technology Room with game systems and other technology, and the completion of the roof restoration to be completed by end of Q4 2011.

•                  Renaissance Westchester (Total project: $4.0 million, 2011 investment: $3.4 million) — Renovation of the guest rooms HVAC system and an elevator systems upgrade to be completed by the end of Q3 2011.

•                  Embassy Suites Chicago (Total project: $12.3 million, 2011 investment: $1.0 million) — Renovation of guest suites, corridors and lobby were completed in Q1 2011.

•                  Marriott Boston Quincy (Total project: $6.7 million, 2011 investment: $0.4 million) — Renovation of guest rooms and concierge lounge, and the addition of paid automated parking were completed in Q1 2011.

•                  Marriott Tysons Corner (Total project: $6.6 million, 2011 investment: $3.5 million) — Renovation of guest rooms and building exterior with the addition of paid automated parking were completed in Q1 2011.

Sunstone Executive Management Team Update

The Company appointed Robert C. Springer as Senior Vice President of Acquisitions. Mr. Springer’s employment with the Company is expected to begin on or about May 30, 2011.  Mr. Springer will lead the Company’s external growth and capital recycling initiatives.  Specifically, Mr. Springer will oversee the process for sourcing, underwriting and closing targeted single asset and portfolio acquisitions, as well as selective asset dispositions and capital initiatives.

Ken Cruse stated, “We are very excited to add Robert to our dynamic team of lodging industry professionals.  He brings a wealth of skills, experience and industry relationships to Sunstone.  We have worked with, and across from, Robert on a number of transactions over the last decade, and we look forward to Robert becoming a key member of our leadership team.”

Mr. Springer was most recently a Vice President in Goldman, Sachs & Co.’s Merchant Banking Division and has been a key player in the firm’s principal lodging investing activity primarily through the Whitehall Street Real Estate series of private equity funds, as well as the Goldman Sachs Real Estate Mezzanine Partners fund.  Mr. Springer’s involvement with these funds spanned all aspects of hotel equity and debt investing, as well as asset management of numerous lodging portfolios.  Mr. Springer joined Goldman, Sachs & Co. in 2006.

Prior to joining Goldman, Sachs & Co., Mr. Springer worked in both the feasibility and acquisitions groups at Host Hotels & Resorts and was integral to the acquisition of several large lodging deals.  Mr. Springer started his career with PricewaterhouseCoopers in the Hospitality Consulting Group and earned his Bachelor of Science in Hotel Administration from Cornell University.

2011 Outlook

The Company is providing guidance at this time but does not undertake to make updates for any developments in its business or changes in the operating environment. Achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission.  The Company has provided guidance for the full year 2011. The Company’s guidance does not take into account any additional hotel acquisitions, dispositions or financings during 2011.

For the full year 2011, the Company expects:

•                  Pro Forma Comparable 33 Hotel Portfolio RevPAR to increase 6.0% to 8.0%.

•                  Adjusted EBITDA of approximately $204 million to $215 million.

•                  Adjusted FFO of approximately $92 million to $103 million.

•                  Adjusted FFO per share of approximately $0.78 to $0.88.

Dividend Update

On May 5, 2011, the Company’s board of directors declared a cash dividend of $0.50 per share payable to its Series A and Series D cumulative redeemable preferred stockholders and a cash dividend of $0.393 per share payable to its Series C cumulative convertible redeemable preferred stockholders. The dividends will be paid on July 15, 2011 to stockholders of record on June 30, 2011.  No dividend was declared on the Company’s common stock.

Subject to certain limitations, the Company intends to make dividends on its stock in amounts equivalent to 100% of its annual taxable income. The level of any future dividends will be determined by the Company’s board of directors after considering taxable income projections, expected capital requirements, and risks affecting the Company’s business.  In light of the Company’s intent to distribute 100% of its annual taxable income, future dividends may be reduced from past levels, or eliminated entirely.  Dividends may be made in the form of cash or a combination of cash and stock consistent with Internal Revenue Code regulations.

Mr. Arabia stated, “We are reinstating our policy of providing earnings guidance in order to increase our disclosure and transparency.  Adjusting for changes to our seasonality and timing of recent acquisitions, we believe that second quarter Adjusted EBITDA will account for approximately 27% to 28% of our full year Adjusted EBITDA. Based on our current forecasts, and assuming current business conditions continue, Sunstone is likely to generate positive taxable income in 2011. Should this be the case, we would expect to pay dividends on our common stock for the taxable year.”

Earnings Call

The Company will host a conference call to discuss first quarter 2011 results on May 6, 2011, at 12:00 pm. EDT (9:00 a.m. PDT). A live web cast of the call will be available via the Investor Relations section of the Company’s website.  Alternatively, investors may dial 1-877-941-9205 (for domestic callers) or 1-480-629-9835 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. (“Sunstone”) is a lodging real estate investment trust (“REIT”) that owns 33 hotels comprised of 13,457 rooms.  Sunstone’s hotels are primarily in the upper upscale segment and are generally operated under nationally recognized brands, such as Marriott, Fairmont, Hilton and Hyatt. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the likelihood of a prolonged U.S. recession; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of May 5, 2011, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

The following tables include 2010 operating statistics for the Company’s Pro Forma Comparable 33 Hotel Portfolio, which includes the 32 hotels owned by the Company as of March 31, 2011, excluding the Royal Palm Miami Beach, and includes the Hilton San Diego Bayfront acquired by the Company on April 15, 2011.

	Occupancy %	ADR	RevPAR	Total Revenue Seasonality
				($ in thousands)
2010				2010
Q1	68.3%	$149.92	$102.40	Q1	$182,906	22.3%
Q2	75.3%	$161.89	$121.90	Q2	207,534	25.3%
Q3	74.7%	$157.88	$117.94	Q3	198,083	24.2%
Q4	68.3%	$168.87	$115.34	Q4	230,675	28.2%
FY 2010	71.5%	$159.99	$114.39	FY 2010	$819,198	100.0%

	2010 Pro Forma
		Acquisition:	Acquisition:	Acquisition:	Acquisition:	Disposition:	Loan Origination:
		Doubletree Guest		JW Marriott New	Hilton San Diego	Royal Palm Miami		Pro Forma 33 Hotel
	31 Hotel Portfolio (1)	Suites Times Square	BuyEfficient, LLC	Orleans	Bayfront (2) (5)	Beach (3)	Royal Palm Note (4)	Portfolio (5)
Number of Keys	11,722	460		494	1,190	409		13,457
Average Rooms per Hotel	378	460		494	1,190	409		408
Occupancy	69.9%	93.5%		79.6%	74.5%	53.8%		71.5%
ADR	$148.87	$323.17		$144.14	$187.26	$140.27		$159.99
RevPAR	$104.06	$302.16		$114.74	$139.51	$75.47		$114.39
Adjusted EBITDA (in thousands)	$146,000	$19,000	$1,000	$7,000	$26,000	$1,000	$5,000	$203,000
Adjusted EBITDA per key	$12,000	$41,000		$14,000	$29,000	$2,000		$16,000

(1)

The 31 Hotel Portfolio represents the Company’s ownership results for all hotels owned by the Company at December 31, 2010. Adjusted EBITDA includes the Company’s ownership results adjusted to include operating results for the Renaissance Westchester during the period the hotel was held in receivership prior to being reacquired by the Company in June 2010, and to exclude EBITDA related to hotels classified as discontinued operations at December 31, 2010.

(2)	Hilton San Diego Bayfront Adjusted EBITDA reflects the Company’s 75.0% ownership interest in the hotel.

(3)	Royal Palm Miami Beach represents results of operations during the Company’s ownership period.

(4)

Royal Palm Note represents the $90.0 million mortgage secured purchase money loan issued to the buyer of the Royal Palm Miami Beach. The loan bears interest at a floating rate of LIBOR plus 500 basis points thru December 2012, and LIBOR plus 600 basis points for 2013.

(5)	Adjusted EBITDA per key for the Hilton San Diego Bayfront is calculated based on 100% of the hotel’s EBITDA.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; (2) Adjusted EBITDA (as defined below); (3) Funds From Operations, or FFO; (4) Adjusted FFO (as defined below); and (5) comparable and pro forma comparable portfolio hotel EBITDA and comparable and pro forma comparable portfolio hotel EBITDA margin for the purpose of our operating margins.

EBITDA represents income available (loss attributable) to common stockholders excluding: (1) preferred stock dividends; (2) interest expense (including prepayment penalties, if any); (3) provision for income taxes, including income taxes applicable to sale of assets; and (4) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) amortization of deferred stock compensation; (2) the impact of any gain or loss from asset sales; (3) impairment charges; and (4) other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense and preferred stock dividends) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. Reconciliations of income available (loss attributable) to common stockholders to EBITDA and Adjusted EBITDA are set forth on pages 9 through 13.  Reconciliations and the components of comparable and pro forma comparable portfolio hotel EBITDA and comparable and pro forma comparable portfolio hotel EBITDA margin are set forth on page 14. We believe comparable and pro forma comparable portfolio hotel EBITDA and comparable and pro forma comparable portfolio hotel EBITDA margin are also useful to investors in evaluating our property-level operating performance.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean income available (loss attributable) to common stockholders (computed in accordance with GAAP), excluding gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO, which excludes prepayment penalties, written-off deferred financing costs, impairment losses and other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are measures of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties.  We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure.  Reconciliations of income available (loss attributable) to common stockholders to FFO and Adjusted FFO are set forth on pages 9 through 13.

The revenue and expense items associated with our two commercial laundry facilities, BuyEfficient and other miscellaneous non-hotel items have been shown below the hotel EBITDA line in presenting comparable and pro forma comparable portfolio hotel EBITDA margins. Management believes the calculation of comparable and pro forma comparable portfolio hotel EBITDA results in a more accurate presentation of hotel EBITDA margins of the Company’s 32 hotel comparable portfolio and 33 hotel pro forma comparable portfolio. See page 14 for reconciliations of comparable and pro forma comparable portfolio hotel EBITDA to the comparable GAAP measure. Our 32 hotel comparable portfolio includes all hotels owned by the Company as of March 31, 2011, excluding the Royal Palm Miami Beach, which has been classified as Held for Sale as of March 31, 2011 and included in discontinued operations for the three months ended March 31, 2011.  The Royal Palm Miami Beach was sold in April 2011. The 32 hotel comparable portfolio also includes operating results for the Doubletree Guest Suites Times Square, acquired by the Company in January 2011, the JW Marriott New Orleans, acquired by the Company in February 2011, and the Renaissance Westchester during 2010 while the hotel was held in receivership prior to the Company’s reacquisition of the hotel in June 2010. Our 33 hotel pro forma comparable portfolio includes the Hilton San Diego Bayfront acquired by the Company in April 2011 for all periods presented.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable and pro forma comparable portfolio hotel EBITDA and comparable and pro forma comparable portfolio hotel EBITDA margin may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable and pro forma comparable portfolio hotel EBITDA and comparable and pro forma comparable portfolio hotel EBITDA margin should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable and pro forma comparable portfolio hotel EBITDA and comparable and pro forma comparable portfolio hotel EBITDA margin may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable and pro forma comparable portfolio hotel EBITDA and comparable and pro forma comparable portfolio hotel EBITDA margin can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	March 31,	December 31,
	2011	2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$153,214	$275,881
Restricted cash	61,370	55,972
Accounts receivable, net	29,784	18,173
Due from affiliates	17	44
Inventories	2,674	2,568
Prepaid expenses	10,006	8,004
Investment in hotel property of discontinued operations, net	115,909	116,104
Other current assets of discontinued operations, net	3,426	2,635
Total current assets	376,400	479,381

Investment in hotel properties, net	2,361,863	1,918,119
Other real estate, net	12,109	12,012
Investments in unconsolidated joint ventures	—	246
Deferred financing fees, net	8,628	8,907
Interest rate derivative agreements	348	—
Goodwill	13,088	4,673
Other assets, net	37,723	12,768

Total assets	$2,810,159	$2,436,106

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$29,841	$21,187
Accrued payroll and employee benefits	13,713	12,674
Due to Third-Party Managers	7,855	7,852
Dividends payable	5,137	5,137
Other current liabilities	24,187	17,212
Current portion of notes payable	288,699	16,486
Other current liabilities of discontinued operations, net	21,338	20,700
Total current liabilities	390,770	101,248

Notes payable, less current portion	1,163,654	1,126,817
Other liabilities	9,517	8,742
Total liabilities	1,563,941	1,236,807

Commitments and contingencies	—	—

Preferred stock, Series C Cumulative Convertible Redeemable Preferred Stock, $0.01 par value, 4,102,564 shares authorized, issued and outstanding at March 31, 2011 and December 31, 2010, liquidation preference of $24.375 per share	100,000	100,000

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized. 8.0% Series A Cumulative Redeemable Preferred Stock, 7,050,000 shares issued and outstanding at March 31, 2011 and December 31, 2010, stated at liquidation preference of $25.00 per share	176,250	176,250
Common stock, $0.01 par value, 500,000,000 shares authorized, 117,166,822 shares issued and outstanding at March 31, 2011 and 116,950,504 shares issued and outstanding at December 31, 2010	1,172	1,170
Additional paid in capital	1,314,099	1,313,498
Retained earnings	80,928	29,593
Cumulative dividends	(423,212)	(418,075)
Accumulated other comprehensive loss	(3,137)	(3,137)
Total stockholders’ equity	1,146,100	1,099,299
Non-controlling interest	118	—
Total equity	1,146,218	1,099,299

Total liabilities and equity	$2,810,159	$2,436,106

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 31,
	2011	2010

Revenues
Room	$107,833	$90,378
Food and beverage	40,403	38,208
Other operating	14,339	12,313
Total revenues	162,575	140,899
Operating expenses
Room	29,445	24,207
Food and beverage	30,614	27,688
Other operating	6,834	6,738
Advertising and promotion	8,828	7,407
Repairs and maintenance	7,415	6,463
Utilities	6,968	5,829
Franchise costs	5,250	4,515
Property tax, ground lease and insurance	14,135	10,307
Property general and administrative	20,496	17,145
Corporate overhead	7,664	4,580
Depreciation and amortization	26,482	23,558
Total operating expenses	164,131	138,437
Operating income (loss)	(1,556)	2,462
Equity in net earnings of unconsolidated joint ventures	21	112
Interest and other income	72	171
Interest expense	(17,944)	(20,041)
Gain on remeasurement of equity interests	69,230	—
Income (loss) from continuing operations	49,823	(17,296)
Income (loss) from discontinued operations	1,512	(3,795)
Net income (loss)	51,335	(21,091)
Distributions to non-controlling interest	(7)	—
Preferred stock dividends and accretion	(5,137)	(5,187)
Undistributed income allocated to unvested restricted stock compensation	(302)	—
Undistributed income allocated to Series C preferred stock	(209)	—
Income available (loss attributable) to common stockholders	$45,680	$(26,278)

Basic per share amounts:
Income (loss) from continuing operations available (attributable) to common stockholders	$0.38	$(0.23)
Income (loss) from discontinued operations	0.01	(0.04)
Basic income available (loss attributable) to common stockholders per common share	$0.39	$(0.27)

Diluted per share amounts:
Income (loss) from continuing operations available (attributable) to common stockholders	$0.38	$(0.23)
Income (loss) from discontinued operations	0.01	(0.04)
Diluted income available (loss attributable) to common stockholders per common share	$0.39	$(0.27)

Weighted average common shares outstanding:
Basic	117,074	97,047
Diluted	117,211	97,047

Dividends declared per common share	$—	$—

Sunstone Hotel Investors, Inc.

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to EBITDA and Adjusted EBITDA

	Three Months Ended
	March 31,
	2011	2010

Income available (loss attributable) to common stockholders	$45,680	$(26,278)
Distributions to non-controlling interest	7	—
Series A and C preferred stock dividends	5,137	5,187
Undistributed income allocated to unvested restricted stock compensation	302	—
Undistributed income allocated to Series C preferred stock	209	—
Operations held for investment:
Depreciation and amortization	26,482	23,558
Amortization of lease intangibles	937	—
Interest expense	17,023	16,938
Interest expense - default rate	—	764
Amortization of deferred financing fees	616	493
Write-off of deferred financing fees	—	1,462
Loan penalties and fees	—	138
Non-cash interest related to discount on Senior Notes	261	246
Non-cash interest related to loss on derivatives, net	44	—
Unconsolidated joint ventures:
Depreciation and amortization	3	14
Discontinued operations:
Depreciation and amortization	1,433	1,817
Interest expense	—	2,934
Interest expense - default rate	—	2,276
Amortization of deferred financing fees	—	134
Loan penalties and fees	—	342
EBITDA	98,134	30,025

Operations held for investment:
Amortization of deferred stock compensation	544	962
Gain on remeasurement of equity interests	(69,230)	—
Closing costs - completed acquisitions	2,739	—
Unconsolidated joint ventures:
Amortization of deferred stock compensation	2	10
	(65,945)	972

Adjusted EBITDA	$32,189	$30,997

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to FFO and Adjusted FFO

Income available (loss attributable) to common stockholders	$45,680	$(26,278)
Distributions to non-controlling interest	7	—
Undistributed income allocated to unvested restricted stock compensation	302	—
Undistributed income allocated to Series C preferred stock	209	—
Operations held for investment:
Real estate depreciation and amortization	26,205	23,420
Amortization of lease intangibles	937	—
Discontinued operations:
Real estate depreciation and amortization	1,433	1,817
FFO available to common stockholders	74,773	(1,041)

Operations held for investment:
Interest expense - default rate	—	764
Write-off of deferred financing fees	—	1,462
Loan penalties and fees	—	138
Gain on remeasurement of equity interests	(69,230)	—
Closing costs - completed acquisitions	2,739	—
Discontinued operations:
Interest expense - default rate	—	2,276
Loan penalties and fees	—	342
	(66,491)	4,982

Adjusted FFO available to common stockholders	$8,282	$3,941

FFO available to common stockholders per diluted share	$0.64	$(0.01)

Adjusted FFO available to common stockholders per diluted share	$0.07	$0.04

Basic weighted average shares outstanding	117,074	97,047
Shares associated with unvested restricted stock awards	137	328
Diluted weighted average shares outstanding (1)	117,211	97,375

(1)          Diluted weighted average shares outstanding includes the Series C convertible preferred stock on a “non-converted” basis.  On an “as-converted” basis, FFO available to common stockholders per diluted share is $0.63 and $0.01, respectively, for the three months ended March 31, 2011 and 2010.  On an “as-converted” basis,  Adjusted FFO available to common stockholders per diluted share is $0.08 and $0.05, respectively, for the three months ended March 31, 2011 and 2010.

Sunstone Hotel Investors, Inc.

Pro Forma Reconciliation of Income Available to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Pro Forma Reconciliation of Income Available to Common Stockholders to EBITDA and Adjusted EBITDA

	Three Months Ended March 31, 2011
		Acquisition:	Acquisition:	Acquisition:	Acquisition:	Disposition:	Loan Origination:	Equity Offering:
		Doubletree Guest	BuyEfficient,	JW Marriott	Hilton San	Royal Palm	Royal Palm	Preferred Stock
	Actual (1)	Suites Times Square (2)	LLC (3)	New Orleans (4)	Diego Bayfront (5)	Miami Beach (6)	Note Receivable (7)	Series D (8)	Pro Forma (9)

Income available to common stockholders	$45,680	$(454)	$(7)	$175	$2,512	$(1,512)	$1,350	$(2,300)	$45,444
Distributions to non-controlling interest	7	1	—	—	—	—	—	—	8
Net income attributable to non-controlling interests	—	—	—	—	837	—	—	—	837
Preferred stock dividends	5,137	—	—	—	—	—	—	2,300	7,437
Undistributed income allocated to unvested restricted stock compensation	302	—	—	—	—	—	—	—	302
Undistributed income allocated to Series C preferred stock	209	—	—	—	—	—	—	—	209
Operations held for investment:
Depreciation and amortization	26,482	261	37	262	4,868	—	—	—	31,910
Amortization of lease intangibles	937	140	—	—	—	—	—	—	1,077
Interest expense	17,023	138	—	287	2,046	—	—	—	19,494
Amortization of deferred financing fees	616	—	—	—	225	—	—	—	841
Non-cash interest related to discount on Senior Notes	261	—	—	—	—	—	—	—	261
Non-cash interest related to loss on derivatives, net	44	—	—	—	—	—	—	—	44
Non-controlling interests:
Net income attributable to non-controlling interests	—	—	—	—	(837)	—	—	—	(837)
Depreciation and amortization	—	—	—	—	(1,217)	—	—	—	(1,217)
Interest expense	—	—	—	—	(512)	—	—	—	(512)
Amortization of deferred financing fees	—	—	—	—	(56)	—	—	—	(56)
Unconsolidated joint ventures:
Depreciation and amortization	3	—	(3)	—	—	—	—	—	—
Discontinued operations:
Depreciation and amortization	1,433	—	—	—	—	(1,433)	—	—	—
EBITDA	98,134	86	27	724	7,866	(2,945)	1,350	—	105,242

Operations held for investment:
Amortization of deferred stock compensation	544	—	2	—	—	—	—	—	546
Gain on remeasurement of equity interests	(69,230)	—	—	—	—	—	—	—	(69,230)
Closing costs - completed acquisitions	2,739	—	—	—	—	—	—	—	2,739
Unconsolidated joint ventures:
Amortization of deferred stock compensation	2	—	(2)	—	—	—	—	—	—
	(65,945)	—	—	—	—	—	—	—	(65,945)

Adjusted EBITDA	$32,189	$86	$27	$724	$7,866	$(2,945)	$1,350	$—	$39,297

Pro Forma Reconciliation of Income Available to Common Stockholders to FFO and Adjusted FFO

Income available to common stockholders	$45,680	$(454)	$(7)	$175	$2,512	$(1,512)	$1,350	$(2,300)	$45,444
Distributions to non-controlling interest	7	1	—	—	—	—	—	—	8
Net income attributable to non-controlling interests	—	—	—	—	837	—	—	—	837
Undistributed income allocated to unvested restricted stock compensation	302	—	—	—	—	—	—	—	302
Undistributed income allocated to Series C preferred stock	209	—	—	—	—	—	—	—	209
Operations held for investment:
Real estate depreciation and amortization	26,205	261	—	262	4,868	—	—	—	31,596
Amortization of lease intangibles	937	140	—	—	—	—	—	—	1,077
Non-controlling interests:
Net income attributable to non-controlling interests	—	—	—	—	(837)	—	—	—	(837)
Real estate depreciation and amortization	—	—	—	—	(1,217)	—	—	—	(1,217)
Discontinued operations:
Real estate depreciation and amortization	1,433	—	—	—	—	(1,433)	—	—	—
FFO available to common stockholders	74,773	(52)	(7)	437	6,163	(2,945)	1,350	(2,300)	77,419

Operations held for investment:
Gain on remeasurement of equity interests	(69,230)	—	—	—	—	—	—	—	(69,230)
Closing costs - completed acquisitions	2,739	—	—	—	—	—	—	—	2,739
	(66,491)	—	—	—	—	—	—	—	(66,491)

Adjusted FFO available to common stockholders	$8,282	$(52)	$(7)	$437	$6,163	$(2,945)	$1,350	$(2,300)	$10,928

FFO available to common stockholders per diluted share	$0.64								$0.66

Adjusted FFO available to common stockholders per diluted share	$0.07								$0.09

Basic weighted average shares outstanding	117,074								117,074
Shares associated with unvested restricted stock awards	137								137
Diluted weighted average shares outstanding (10)	117,211								117,211

(1)	Actual represents the Company’s ownership results for the 33 hotels owned by the Company as of March 31, 2011.
(2)

Acquisition: Doubletree Guest Suites Times Square represents prior ownership results for the joint venture which was acquired by the Company on January 14, 2011, adjusted for the Company’s pro forma interest and depreciation expense.

(3)

Acquisition: BuyEfficient, LLC represents prior ownership results for the joint venture which was acquired by the Company on January 21, 2011, adjusted for the Company’s pro forma depreciation expense.

(4)

Acquisition: JW Marriott New Orleans represents prior ownership results for the hotel which was acquired by the Company on February 15, 2011, adjusted for the Company’s pro forma interest and depreciation expense.

(5)

Acquisition: Hilton San Diego Bayfront represents prior ownership results for the hotel which was acquired by the Company on April 15, 2011, adjusted for the Company’s pro forma interest and depreciation expense, along with its 25% non-controlling interest.

(6)	Disposition: Royal Palm Miami Beach represents the Company’s ownership results for the hotel which was sold by the Company on April 8, 2011.
(7)

Loan Origination: Royal Palm Note Receivable represents the $90.0 million mortgage secured purchase money loan issued to the buyer of the Royal Palm Miami Beach hotel when the hotel was sold in April 2011. The loan bears interest at a floating rate of LIBOR plus 500 basis points through December 2012, and LIBOR plus 600 basis points for 2013.

(8)	Equity Offering: Preferred Stock Series D represents the dividends earned on the 4,600,000 8.0% cumulative redeemable preferred shares sold by the Company on April 6, 2011.
(9)

Pro Forma represents the Company’s ownership results and prior ownership results for the 32 hotels held for investment as of March 31, 2011, plus BuyEfficient, along with the Hilton San Diego Bayfront acquired by the Company in April 2011. It also includes the effects of the loan origination to the buyer of the Royal Palm Miami Beach and the equity offering completed in April 2011.

(10)	Diluted weighted average shares outstanding includes the Series C convertible preferred stock on a “non-converted” basis.

Sunstone Hotel Investors, Inc.

Pro Forma Reconciliation of Loss Attributable to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in thousands except per share amounts)

Pro Forma Reconciliation of Loss Attributable to Common Stockholders to EBITDA and Adjusted EBITDA

	Three Months Ended March 31, 2010
					Acquisition:	Acquisition:	Acquisition:	Acquisition:	Loan Origination:	Equity Offering:
		Held for	Reacquired	Discontinued	Doubletree Guest	BuyEfficient,	JW Marriott	Hilton San	Royal Palm	Preferred Stock
	Actual (1)	Investment (2)	Hotel (3)	Operations (4)	Suites Times Square (5)	LLC (6)	New Orleans (7)	Diego Bayfront (8)	Note Receivable (9)	Series D (10)	Pro Forma (11)

Loss attributable to common stockholders	$(26,278)	$1,802	$149	$3,795	$(2,883)	$(23)	$1,221	$1,343	$1,350	$(2,300)	$(21,824)
Distributions to non-controlling interest	—	—	—	—	8	—	—	—	—	—	8
Net income attributable to non-controlling interests	—	—	—	—	—	—	—	447	—	—	447
Preferred stock dividends	5,187	—	—	—	—	—	—	—	—	2,300	7,487
Operations held for investment:
Depreciation and amortization	23,558	—	306	—	1,869	178	525	4,868	—	—	31,304
Amortization of lease intangibles	—	—	—	—	1,007	—	—	—	—	—	1,007
Interest expense	16,938	(910)	—	—	933	—	577	2,108	—	—	19,646
Interest expense - default rate	764	(764)	—	—	—	—	—	—	—	—	—
Amortization of deferred financing fees	493	(29)	—	—	—	—	—	225	—	—	689
Write-off of deferred financing fees	1,462	—	—	—	—	—	—	—	—	—	1,462
Loan penalties and fees	138	(99)	—	—	—	—	—	—	—	—	39
Non-cash interest related to discount on Senior Notes	246	—	—	—	—	—	—	—	—	—	246
Non-controlling interests:
Net income attributable to non-controlling interests	—	—	—	—	—	—	—	(447)	—	—	(447)
Depreciation and amortization	—	—	—	—	—	—	—	(1,217)	—	—	(1,217)
Interest expense	—	—	—	—	—	—	—	(527)	—	—	(527)
Amortization of deferred financing fees	—	—	—	—	—	—	—	(56)	—	—	(56)
Unconsolidated joint ventures:
Depreciation and amortization	14	—	—	—	—	(14)	—	—	—	—	—
Discontinued operations:
Depreciation and amortization	1,817	—	—	(1,817)	—	—	—	—	—	—	—
Interest expense	2,934	—	—	(2,934)	—	—	—	—	—	—	—
Interest expense - default rate	2,276	—	—	(2,276)	—	—	—	—	—	—	—
Amortization of deferred financing fees	134	—	—	(134)	—	—	—	—	—	—	—
Loan penalties and fees	342	—	—	(342)	—	—	—	—	—	—	—
EBITDA	30,025	—	455	(3,708)	934	141	2,323	6,743	1,350	—	38,263

Operations held for investment:
Amortization of deferred stock compensation	962	—	—	—	—	10	—	—	—	—	972
Unconsolidated joint ventures:
Amortization of deferred stock compensation	10	—	—	—	—	(10)	—	—	—	—	—
	972	—	—	—	—	—	—	—	—	—	972

Adjusted EBITDA	$30,997	$—	$455	$(3,708)	$934	$141	$2,323	$6,743	$1,350	$—	$39,235

Pro Forma Reconciliation of Loss Attributable to Common Stockholders to FFO and Adjusted FFO

Loss attributable to common stockholders	$(26,278)	$1,802	$149	$3,795	$(2,883)	$(23)	$1,221	$1,343	$1,350	$(2,300)	$(21,824)
Distributions to non-controlling interest	—	—	—	—	8	—	—	—	—	—	8
Net income attributable to non-controlling interests	—	—	—	—	—	—	—	447	—	—	447
Operations held for investment:
Real estate depreciation and amortization	23,420	—	306	—	1,869	—	525	4,868	—	—	30,988
Amortization of lease intangibles	—	—	—	—	1,007	—	—	—	—	—	1,007
Non-controlling interests:
Net income attributable to non-controlling interests	—	—	—	—	—	—	—	(447)	—	—	(447)
Real estate depreciation and amortization	—	—	—	—	—	—	—	(1,217)	—	—	(1,217)
Discontinued operations:
Real estate depreciation and amortization	1,817	—	—	(1,817)	—	—	—	—	—	—	—
FFO available to common stockholders	(1,041)	1,802	455	1,978	1	(23)	1,746	4,994	1,350	(2,300)	8,962

Operations held for investment:
Interest expense - default rate	764	(764)	—	—	—	—	—	—	—	—	—
Write-off of deferred financing fees	1,462	—	—	—	—	—	—	—	—	—	1,462
Loan penalties and fees	138	(99)	—	—	—	—	—	—	—	—	39
Discontinued operations:
Interest expense - default rate	2,276	—	—	(2,276)	—	—	—	—	—	—	—
Loan penalties and fees	342	—	—	(342)	—	—	—	—	—	—	—
	4,982	(863)	—	(2,618)	—	—	—	—	—	—	1,501

Adjusted FFO available to common stockholders	$3,941	$939	$455	$(640)	$1	$(23)	$1,746	$4,994	$1,350	$(2,300)	$10,463

FFO available to common stockholders per diluted share	$(0.01)										$0.09

Adjusted FFO available to common stockholders per diluted share	$0.04										$0.11

Basic weighted average shares outstanding	97,047										97,047
Shares associated with unvested restricted stock awards	328										328
Diluted weighted average shares outstanding (12)	97,375										97,375

(1)

Actual represents the Company’s ownership results for the 29 hotels held for investment as of March 31, 2010, and includes the W San Diego, Marriott Ontario Airport, Renaissance Westchester and eight hotels included in the Mass Mutual portfolio, which have been reclassified as discontinued operations for the three months ended March 31, 2010.

(2)

Held for Investment includes only the interest and penalties associated with the three Mass Mutual hotels released on April 15, 2010. Hotel operations for these three hotels are included in the “Actual” column.

(3)

Reacquired Hotel includes only the hotel operations and excludes interest and penalties associated with the Renaissance Westchester while it was in receivership prior to being reacquired by the Company on June 14, 2010.

(4)

Discontinued Operations includes the W San Diego, Marriott Ontario Airport and Mass Mutual eight hotels that have been disposed by deed in lieu or sold by the receiver during 2010. It also includes the ownership expenses of the Renaissance Westchester prior to June 14, 2010 when it was reacquired by the Company.

(5)

Acquisition: Doubletree Guest Suites Times Square represents prior ownership results for the joint venture which was acquired by the Company on January 14, 2011, adjusted for the Company’s pro forma interest and depreciation expense.

(6)

Acquisition: BuyEfficient, LLC represents prior ownership results for the joint venture which was acquired by the Company on January 21, 2011, adjusted for the Company’s pro forma depreciation expense.

(7)

Acquisition: JW Marriott New Orleans represents prior ownership results for the hotel which was acquired by the Company on February 15, 2011, adjusted for the Company’s pro forma interest and depreciation expense.

(8)

Acquisition: Hilton San Diego Bayfront represents prior ownership results for the hotel which was acquired by the Company on April 15, 2011, adjusted for the Company’s pro forma interest and depreciation expense, along with its 25% non-controlling interest.

(9)

Loan Origination: Royal Palm Note Receivable represents the $90.0 million mortgage secured purchase money loan issued to the buyer of the Royal Palm Miami Beach hotel when the hotel was sold in April 2011. The loan bears interest at a floating rate of LIBOR plus 500 basis points through December 2012, and LIBOR plus 600 basis points for 2013.

(10)	Equity Offering: Preferred Stock Series D represents the dividends earned on the 4,600,000 8.0% cumulative redeemable preferred shares sold on April 6, 2011.
(11)

Pro Forma represents the Company’s ownership results and prior ownership results for the 29 hotels held for investment as of March 31, 2010. It also includes the Renaissance Westchester reacquired by the Company in June 2010, along with BuyEfficient, Doubletree Guest Suites Times Square, JW Marriott New Orleans and Hilton San Diego Bayfront, all acquired in 2011. It also includes the effects of the loan origination to the buyer of the Royal Palm Miami Beach and the equity offering completed in April 2011.

(12)	Diluted weighted average shares outstanding includes the Series C convertible preferred stock on a “non-converted” basis.

Sunstone Hotel Investors, Inc.

Pro Forma Reconciliation of Income Available (Loss Attributable) to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in thousands except per share amounts)

Pro Forma Reconciliation of Income Available (Loss Attributable) to Common Stockholders to EBITDA and Adjusted EBITDA

	Year Ended December 31, 2010
					Acquisition:	Acquisition:	Acquisition:	Acquisition:	Loan Origination:	Equity Offering:
		Held for	Reacquired	Discontinued	Doubletree Guest	BuyEfficient,	JW Marriott	Hilton San	Royal Palm	Preferred Stock
	Actual (1)	Investment (2)	Hotel (3)	Operations (4)	Suites Times Square (5)	LLC (6)	New Orleans (7)	Diego Bayfront (8)	Note Receivable (9)	Series D (10)	Pro Forma (11)

Income available (loss attributable) to common stockholders	$17,788	$2,229	$346	$(68,824)	$4,050	$3	$2,901	$4,083	$5,400	$(9,200)	$(41,224)
Distributions to non-controlling interest	—	—	—	—	30	—	—	—	—	—	30
Net income attributable to non-controlling interests	—	—	—	—	—	—	—	1,361	—	—	1,361
Preferred stock dividends	20,652	—	—	—	—	—	—	—	—	9,200	29,852
Undistributed income allocated to unvested restricted stock compensation	102	—	—	—	—	—	—	—	—	—	102
Operations held for investment:
Depreciation and amortization	93,522	—	561	—	7,476	704	2,100	19,470	—	—	123,833
Amortization of lease intangibles	281	—	—	—	4,028	—	—	—	—	—	4,309
Interest expense	65,457	(1,053)	—	—	3,895	—	2,336	8,526	—	—	79,161
Interest expense - default rate	884	(884)	—	—	—	—	—	—	—	—	—
Amortization of deferred financing fees	1,597	(34)	—	—	—	—	—	900	—	—	2,463
Write-off of deferred financing fees	1,585	(123)	—	—	—	—	—	—	—	—	1,462
Loan penalties and fees	311	(135)	—	—	—	—	—	—	—	—	176
Non-cash interest related to discount on Senior Notes	996	—	—	—	—	—	—	—	—	—	996
Non-controlling interests:
Net income attributable to non-controlling interests	—	—	—	—	—	—	—	(1,361)	—	—	(1,361)
Depreciation and amortization	—	—	—	—	—	—	—	(4,868)	—	—	(4,868)
Interest expense	—	—	—	—	—	—	—	(2,132)	—	—	(2,132)
Amortization of deferred financing fees	—	—	—	—	—	—	—	(225)	—	—	(225)
Unconsolidated joint ventures:
Depreciation and amortization	52	—	—	—	—	(52)	—	—	—	—	—
Discontinued operations:
Depreciation and amortization	7,410	—	—	(7,410)	—	—	—	—	—	—	—
Interest expense	8,639	—	—	(8,639)	—	—	—	—	—	—	—
Interest expense - default rate	7,071			(7,071)	—	—	—	—	—	—	—
Amortization of deferred financing fees	441	—	—	(441)	—	—	—	—	—	—	—
Loan penalties and fees	1,021	—	—	(1,021)	—	—	—	—	—	—	—
EBITDA	227,809	—	907	(93,406)	19,479	655	7,337	25,754	5,400	—	193,935

Operations held for investment:
Amortization of deferred stock compensation	3,942	—	—	—	—	32	—	—	—	—	3,974
Loss on sale of assets	382	—	—	—	—	—	—	—	—	—	382
Impairment loss	1,943	—	—	—	—	—	—	—	—	—	1,943
Due diligence costs - abandoned project	959	—	—	—	—	—	—	—	—	—	959
Costs associated with CE0 severance	2,242	—	—	—	—	—	—	—	—	—	2,242
Unconsolidated joint ventures:
Amortization of deferred stock compensation	32	—	—	—	—	(32)	—	—	—	—	—
Discontinued operations:
Gain on extinguishment of debt	(86,235)	—	—	86,235	—	—	—	—	—	—	—
Closing costs - Royal Palm Miami Beach acquisition	6,796			(6,796)	—	—	—	—	—	—	—
	(69,939)	—	—	79,439	—	—	—	—	—	—	9,500

Adjusted EBITDA	$157,870	$—	$907	$(13,967)	$19,479	$655	$7,337	$25,754	$5,400	$—	$203,435

Pro Forma Reconciliation of Income Available (Loss Attributable) to Common Stockholders to FFO and Adjusted FFO

Income available (loss attributable) to common stockholders	$17,788	$2,229	$346	$(68,824)	$4,050	$3	$2,901	$4,083	$5,400	$(9,200)	$(41,224)
Distributions to non-controlling interest	—	—	—	—	30	—	—	—	—	—	30
Net income attributable to non-controlling interests	—	—	—	—	—	—	—	1,361	—	—	1,361
Undistributed income allocated to unvested restricted stock compensation	102	—	—	—	—	—	—	—	—	—	102
Operations held for investment:
Real estate depreciation and amortization	92,972	—	561	—	7,476	—	2,100	19,470	—	—	122,579
Amortization of lease intangibles	281	—	—	—	4,028	—	—	—	—	—	4,309
Loss on sale of assets	382	—	—	—	—	—	—	—	—	—	382
Non-controlling interests:
Net income attributable to non-controlling interests	—	—	—	—	—	—	—	(1,361)	—	—	(1,361)
Real estate depreciation and amortization	—	—	—	—	—	—	—	(4,868)	—	—	(4,868)
Discontinued operations:
Real estate depreciation and amortization	7,410	—	—	(7,410)	—	—	—	—	—	—	—
FFO available to common stockholders	118,935	2,229	907	(76,234)	15,584	3	5,001	18,685	5,400	(9,200)	81,310

Operations held for investment:
Interest expense - default rate	884	(884)	—	—	—	—	—	—	—	—	—
Write-off of deferred financing fees	1,585	(123)	—	—	—	—	—	—	—	—	1,462
Loan penalties and fees	311	(135)	—	—	—	—	—	—	—	—	176
Impairment loss	1,943	—	—	—	—	—	—	—	—	—	1,943
Due diligence costs - abandoned project	959	—	—	—	—	—	—	—	—	—	959
Costs associated with CE0 severance	2,242	—	—	—	—	—	—	—	—	—	2,242
Amortization of deferred stock compensation associated with CE0 severance	1,074	—	—	—	—	—	—	—	—	—	1,074
Discontinued operations:
Interest expense - default rate	7,071	—	—	(7,071)	—	—	—	—	—	—	—
Loan penalties and fees	1,021	—	—	(1,021)	—	—	—	—	—	—	—
Gain on extinguishment of debt	(86,235)	—	—	86,235	—	—	—	—	—	—	—
Closing costs - Royal Palm Miami Beach acquisition	6,796	—	—	(6,796)	—	—	—	—	—	—	—
	(62,349)	(1,142)	—	71,347	—	—	—	—	—	—	7,856

Adjusted FFO available to common stockholders	$56,586	$1,087	$907	$(4,887)	$15,584	$3	$5,001	$18,685	$5,400	$(9,200)	$89,166

FFO available to common stockholders per diluted share	$1.19										$0.81

Adjusted FFO available to common stockholders per diluted share	$0.57										$0.89

Basic weighted average shares outstanding	99,709										99,709
Shares associated with unvested restricted stock awards	390										390
Diluted weighted average shares outstanding (12)	100,099										100,099

(1)	Actual includes results for the 31 hotels held for investment and ten hotels disposed by deed in lieu or sold by the receiver during 2010.
(2)

Held for Investment includes only the interest and penalties associated with the three Mass Mutual hotels released on April 15, 2010. Hotel operations for these three hotels are included in the “Actual” column.

(3)

Reacquired Hotel includes only the hotel operations and excludes interest and penalties associated with the Renaissance Westchester while it was in receivership prior to being reacquired by the Company on June 14, 2010.

(4)

Discontinued Operations includes the W San Diego, Marriott Ontario Airport and Mass Mutual eight hotels that have been disposed by deed in lieu or sold by the receiver during 2010. It also includes the ownership expenses of the Renaissance Westchester prior to June 14, 2010 when it was reacquired by the Company and the hotel operations for the Royal Palm Miami Beach which was classified as held for sale at December 31, 2010 and sold in April 2011.

(5)

Acquisition: Doubletree Guest Suites Times Square represents prior ownership results for the joint venture which was acquired by the Company on January 14, 2011, adjusted for the Company’s pro forma interest and depreciation expense.

(6)

Acquisition: BuyEfficient, LLC represents prior ownership results for the joint venture which was acquired by the Company on January 21, 2011, adjusted for the Company’s pro forma depreciation expense.

(7)

Acquisition: JW Marriott New Orleans represents prior ownership results for the hotel which was acquired by the Company on February 15, 2011, adjusted for the Company’s pro forma interest and depreciation expense.

(8)

Acquisition: Hilton San Diego Bayfront represents prior ownership results for the hotel which was acquired by the Company on April 15, 2011, adjusted for the Company’s pro forma interest and depreciation expense, along with its 25% non-controlling interest.

(9)

Loan Origination: Royal Palm Note Receivable represents the $90.0 million mortgage secured purchase money loan issued to the buyer of the Royal Palm Miami Beach hotel when the hotel was sold in April 2011. The loan bears interest at a floating rate of LIBOR plus 500 basis points through December 2012, and LIBOR plus 600 basis points for 2013.

(10)	Equity Offering: Preferred Stock Series D represents the dividends earned on the 4,600,000 8.0% cumulative redeemable preferred shares sold on April 6, 2011.
(11)

Pro Forma represents the Company’s ownership results and prior ownership results for the 31 hotels held for investment as of December 31, 2010, excluding Royal Palm Miami Beach sold in 2011 and including BuyEfficient, Doubletree Guest Suites Times Square, JW Marriott New Orleans and Hilton San Diego Bayfront, all acquired in 2011. It also includes the effects of the loan origination to the buyer of the Royal Palm Miami Beach and the equity offering completed in April 2011.

(12)	Diluted weighted average shares outstanding includes the Series C convertible preferred stock on a “non-converted” basis.

Sunstone Hotel Investors, Inc.

Reconciliation of Loss Attributable to Common Stockholders to Non-GAAP Financial Measures

Guidance for Full Year 2011(1)

(Unaudited and in thousands except per share amounts)

Reconciliation of Loss Attributable to Common Stockholders to Adjusted EBITDA

	Year Ended
	December 31, 2011
	Low	High

Loss attributable to common stockholders	$(41,800)	$(30,400)
Preferred stock dividends	27,400	27,400
Operations held for investment:
Depreciation and amortization	130,000	130,000
Amortization of lease intangibles	4,000	4,000
Interest expense	78,500	78,500
Amortization of deferred financing fees	2,400	2,400
Non-cash interest related to discount on Senior Notes	1,000	1,000
Amortization of deferred stock compensation	2,500	2,500
Adjusted EBITDA	$204,000	$215,400

Reconciliation of Loss Attributable to Common Stockholders to Adjusted FFO

Loss attributable to common stockholders	$(41,800)	$(30,400)
Operations held for investment:
Real estate depreciation and amortization	129,400	129,400
Amortization of lease intangibles	4,000	4,000
Adjusted FFO available to common stockholders	$91,600	$103,000

Adjusted FFO available to common stockholders per diluted share	$0.78	$0.88

Diluted weighted average shares outstanding	117,500	117,500

(1) Guidance for the full  year 2011 includes the Company’s 33 hotel portfolio held for investment.

Sunstone Hotel Investors, Inc.

Comparable Portfolio and Pro Forma Comparable Portfolio Hotel EBITDA Margins

(Unaudited and in thousands except hotels and rooms)

	Three Months Ended March 31, 2011					Three Months Ended March 31, 2010
	Actual (1)	Acquired Hotels (2)	Comparable (3)	Hotel Acquired Subsequent to March 31, 2011 (4)	Pro Forma Comparable (5)	Actual (6)	Reacquired Hotel (7)	Acquired Hotels (2)	Comparable (8)	Hotel Acquired Subsequent to March 31, 2011 (4)	Pro Forma Comparable (9)
Number of Hotels	32		32	1	33	29	1	2	32	1	33
Number of Rooms	12,267		12,267	1,190	13,457	10,966	347	954	12,267	1,190	13,457

Hotel EBITDA Margin (10)	20.7%	16.7%	20.6%	35.1%	22.8%	21.7%	10.8%	18.8%	21.1%	36.8%	23.2%
Hotel EBITDA Margin adjusted for prior year property tax assessment (11)	20.9%		20.8%		23.0%	21.7%			21.1%		23.2%
Hotel EBITDA Margin adjusted for hotels undergoing renovation (12)	22.1%		21.9%		24.3%	22.4%			21.6%		23.9%

Hotel Revenues
Room revenue	$107,833	$3,771	$111,604	$17,868	$129,472	$90,378	$2,449	$13,272	$106,099	$14,205	$120,304
Food and beverage revenue	40,403	738	41,141	9,744	50,885	38,208	1,637	2,476	42,321	8,228	50,549
Other operating revenue	9,209	328	9,537	2,264	11,801	8,361	127	1,577	10,065	1,989	12,054
Total Hotel Revenues	157,445	4,837	162,282	29,876	192,158	136,947	4,213	17,325	158,485	24,422	182,907

Hotel Expenses
Room expense	29,679	979	30,658	4,366	35,024	24,718	705	3,833	29,256	2,631	31,887
Food and beverage expense	30,664	842	31,506	5,874	37,380	27,707	1,197	2,209	31,113	4,600	35,713
Other hotel expense	45,240	1,590	46,830	6,495	53,325	38,075	1,252	6,021	45,348	6,000	51,348
General and administrative expense	19,258	616	19,874	2,653	22,527	16,727	604	2,005	19,336	2,200	21,536
Total Hotel Expenses	124,841	4,027	128,868	19,388	148,256	107,227	3,758	14,068	125,053	15,431	140,484

Hotel EBITDA	32,604	810	33,414	10,488	43,902	29,720	455	3,257	33,432	8,991	42,423
Prior year property tax assessment	315	—	315	—	315	—	—	—	—	—	—
Hotel EBITDA adjusted for prior year property tax assessment	32,919	810	33,729	10,488	44,217	29,720	455	3,257	33,432	8,991	42,423

Total Hotel Revenues of hotels undergoing renovation	(24,325)	—	(24,325)	—	(24,325)	(25,683)	—	—	(25,683)	—	(25,683)
Total Hotel Expenses of hotels undergoing renovation	20,862	—	20,862	—	20,862	20,875	—	—	20,875	—	20,875
EBITDA of hotels undergoing renovation	(3,463)	—	(3,463)	—	(3,463)	(4,808)	—	—	(4,808)	—	(4,808)
Hotel EBITDA adjusted for hotels undergoing renovation	29,456	810	30,266	10,488	40,754	24,912	455	3,257	28,624	8,991	37,615

Non-hotel operating income	1,005	—	1,005	—	1,005	880	—	—	880	—	880
Amortization of lease intangibles	(937)	—	(937)	—	(937)	—	—	—	—	—	—
Management company transition costs	(82)	—	(82)	—	(82)	—	—	—	—	—	—
Prior year property tax assessment	(315)	—	(315)	—	(315)	—	—	—	—	—	—
EBITDA of hotels undergoing renovation	3,463	—	3,463	—	3,463	4,808	—	—	4,808	—	4,808
Corporate overhead	(7,664)	—	(7,664)	—	(7,664)	(4,580)	—	—	(4,580)	—	(4,580)
Depreciation and amortization	(26,482)	—	(26,482)	—	(26,482)	(23,558)	—	—	(23,558)	—	(23,558)
Operating Income (Loss)	(1,556)	810	(746)	10,488	9,742	2,462	455	3,257	6,174	8,991	15,165

Equity in net earnings of unconsolidated joint ventures	21	—	21	—	21	112	—	—	112	—	112
Interest and other income	72	—	72	—	72	171	—	—	171	—	171
Interest expense	(17,944)	—	(17,944)	—	(17,944)	(20,041)	—	—	(20,041)	—	(20,041)
Gain on remeasurement of equity interests	69,230	—	69,230	—	69,230	—	—	—	—	—	—
Income (loss) from discontinued operations	1,512	—	1,512	—	1,512	(3,795)	—	—	(3,795)	—	(3,795)
Net Income (Loss)	$51,335	$810	$52,145	$10,488	$62,633	$(21,091)	$455	$3,257	$(17,379)	$8,991	$(8,388)

(1)

Actual represents the Company’s ownership results for the 32 hotels owned by the Company as of the end of the period, excluding the Royal Palm Miami Beach which has been classified as Held for Sale as of March 31, 2011 and included in discontinued operations for the three months ended March 31, 2011 due to its sale in April 2011.

(2)

Acquired Hotels represents prior ownership results for the Doubletree Guest Suites Times Square, acquired by the Company on January 14, 2011, and the JW Marriott New Orleans, acquired by the Company on February 15, 2011.

(3)	Comparable represents the Company’s ownership results and prior ownership results for the 32 “comparable” hotels owned by the Company as of March 31, 2011.
(4)	Hotel Acquired Subsequent to March 31, 2011 represents prior ownership results for the Hilton San Diego Bayfront acquired by the Company in April 2011.
(5)

Pro Forma Comparable represents the Company’s ownership results and prior ownership results for the 32 comparable hotels owned by the Company as of March 31, 2011, plus the Hilton San Diego Bayfront acquired by the Company in April 2011.

(6)

Actual represents the Company’s ownership results for the 29 hotels held for investment as of March 31, 2010. Excludes the W San Diego, Marriott Ontario Airport, Renaissance Westchester and eight hotels included in the Mass Mutual portfolio, which have been reclassified as discontinued operations for the three months ended March 31, 2010.

(7)	Reacquired Hotel represents operating results for the Renaissance Westchester while it was held in receivership prior to the Company’s reacquisition of the hotel on June 14, 2010.
(8)

Comparable represents the Company’s ownership results for the 29 hotels held for investment as of the end of the period, plus the Renaissance Westchester reacquired by the Company on June 14, 2010, the Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011, and the JW Marriott New Orleans acquired by the Company on February 15, 2011. Excludes the W San Diego, Marriott Ontario Airport and eight hotels included in the Mass Mutual portfolio, which have been reclassified as discontinued operations for the three months ended March 31, 2010.

(9)

Pro Forma Comparable represents the Company’s ownership results for the 29 hotels held for investment as of the end of the period, plus the Renaissance Westchester reacquired by the Company on June 14, 2010, the Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011, the JW Marriott New Orleans acquired by the Company on February 15, 2011 and the Hilton San Diego Bayfront acquired by the Company in April 2011.

(10)	Hotel EBITDA Margin is calculated as Hotel EBITDA divided by total hotel revenues.
(11)

Hotel EBITDA Margin for the three months ended March 31, 2011 includes additional expense of $0.3 million due to a prior year property tax assessment. Without this expense, Comparable Hotel EBITDA Margin for the three months ended March 31, 2011 would have been 20.8%, or 30 basis points lower than the three months ended March 31, 2010, and Pro Forma Comparable Hotel EBITDA Margin for the three months ended March 31, 2011 would have been 23.0%, or 20 basis points lower than the three months ended March 31, 2010.

(12)

Hotel EBITDA Margins for the three months ended March 31, 2011 and 2010 are impacted by nine hotels which are currently under renovation. Without the impact of this renovation displacement, Comparable Hotel EBITDA Margin would have been 21.9% and 21.6%, respectively, for the three months ended March 31, 2011 and 2010, and Pro Forma Comparable Hotel EBITDA Margin would have been 24.3% and 23.9%, respectively, for the three months ended March 31, 2011 and 2010.

Sunstone Hotel Investors, Inc.

Total Comparable Portfolio and Pro Forma Comparable Portfolio Operating Statistics by Region

(Unaudited)

									Percent
			Three Months Ended March 31, 2011			Three Months Ended March 31, 2010			Change in
	Number	Number	Occupancy	Average	Comparable	Occupancy	Average	Comparable	Comparable
Region	of Hotels	of Rooms	Percentages	Daily Rate	RevPAR	Percentages	Daily Rate	RevPAR	RevPAR
California (1)	9	2,983	74.0%	$130.12	$96.29	74.0%	$122.99	$91.01	5.8%
Other West (2)	5	1,575	70.1%	$118.98	$83.40	67.8%	$121.47	$82.36	1.3%
Midwest (3)	7	2,177	58.6%	$123.56	$72.41	59.6%	$116.71	$69.56	4.1%
East (4)	11	5,532	68.9%	$186.83	$128.73	68.5%	$177.45	$121.55	5.9%

Total Comparable Portfolio	32	12,267	68.5%	$152.74	$104.63	68.1%	$145.91	$99.36	5.3%

									Percent
			Three Months Ended March 31, 2011			Three Months Ended March 31, 2010			Change in
	Number	Number	Occupancy	Average	Comparable	Occupancy	Average	Comparable	Comparable
Region	of Hotels	of Rooms	Percentages	Daily Rate	RevPAR	Percentages	Daily Rate	RevPAR	RevPAR
California (1) (5)	10	4,173	75.8%	$154.13	$116.83	72.9%	$141.39	$103.07	13.4%
Other West (2)	5	1,575	70.1%	$118.98	$83.40	67.8%	$121.47	$82.36	1.3%
Midwest (3)	7	2,177	58.6%	$123.56	$72.41	59.6%	$116.71	$69.56	4.1%
East (4)	11	5,532	68.9%	$186.83	$128.73	68.5%	$177.45	$121.55	5.9%

Total Pro Forma Comparable Portfolio	33	13,457	69.5%	$158.58	$110.21	68.3%	$149.92	$102.40	7.6%

(1)	All of these hotels are located in Southern California.
(2)	Includes Oregon, Texas and Utah.
(3)	Includes Illinois, Michigan and Minnesota.
(4)

Includes Florida, Maryland, Massachusetts, New York, Pennsylvania, Virginia and Washington D.C. Excludes the Royal Palm Miami Beach classifed as held for sale as of March 31, 2011 due to its sale in April 2011.

(5)	Includes the Hilton San Diego Bayfront acquired by the Company in April 2011.

Sunstone Hotel Investors, Inc.

Total Comparable Portfolio and Pro Forma Comparable Portfolio Operating Statistics by Brand

(Unaudited)

									Percent
			Three Months Ended March 31, 2011			Three Months Ended March 31, 2010			Change in
	Number	Number	Occupancy	Average	Comparable	Occupancy	Average	Comparable	Comparable
Brand	of Hotels	of Rooms	Percentages	Daily Rate	RevPAR	Percentages	Daily Rate	RevPAR	RevPAR
Marriott	19	7,428	66.6%	$158.41	$105.50	67.2%	$150.96	$101.45	4.0%
Hilton	7	2,593	74.7%	$168.99	$126.24	72.3%	$164.38	$118.85	6.2%
Hyatt	1	403	80.7%	$121.46	$98.02	82.5%	$104.09	$85.87	14.1%
Other Brand Affiliations (1)	2	647	73.7%	$123.85	$91.28	73.9%	$120.39	$88.97	2.6%
Independent (2)	3	1,196	58.9%	$104.48	$61.54	56.5%	$98.04	$55.39	11.1%

Total Comparable Portfolio	32	12,267	68.5%	$152.74	$104.63	68.1%	$145.91	$99.36	5.3%

									Percent
			Three Months Ended March 31, 2011			Three Months Ended March 31, 2010			Change in
	Number	Number	Occupancy	Average	Comparable	Occupancy	Average	Comparable	Comparable
Brand	of Hotels	of Rooms	Percentages	Daily Rate	RevPAR	Percentages	Daily Rate	RevPAR	RevPAR
Marriott	19	7,428	66.6%	$158.41	$105.50	67.2%	$150.96	$101.45	4.0%
Hilton (3)	8	3,783	76.4%	$181.97	$139.03	71.7%	$171.88	$123.24	12.8%
Hyatt	1	403	80.7%	$121.46	$98.02	82.5%	$104.09	$85.87	14.1%
Other Brand Affiliations (1)	2	647	73.7%	$123.85	$91.28	73.9%	$120.39	$88.97	2.6%
Independent (2)	3	1,196	58.9%	$104.48	$61.54	56.5%	$98.04	$55.39	11.1%

Total Pro Forma Comparable Portfolio	33	13,457	69.5%	$158.58	$110.21	68.3%	$149.92	$102.40	7.6%

(1) Includes a Fairmont and a Sheraton.

(2) Excludes the Royal Palm Miami Beach classifed as held for sale as of March 31, 2011 due to its sale in April 2011.

(3) Includes the Hilton San Diego Bayfront acquired by the Company in April 2011.

Sunstone Hotel Investors, Inc.

Debt Summary

(Unaudited - dollars in thousands)

		Interest Rate /	Maturity	March 31, 2011	Subsequent	May 5, 2011
Debt	Collateral	Spread	Date	Balance	Events (1)	Balance

Fixed Rate Debt
Secured Mortgage Debt	Renaissance Long Beach	4.98%	7/1/2012	$33,052		$33,052
Secured Mortgage Debt	Rochester laundry facility	9.88%	6/1/2013	2,245		2,245
Secured Mortgage Debt	Doubletree Minneapolis	5.34%	5/1/2015	17,508		17,508
Secured Mortgage Debt	Hilton Del Mar	5.34%	5/1/2015	25,391		25,391
Secured Mortgage Debt	Marriott Houston	5.34%	5/1/2015	23,307		23,307
Secured Mortgage Debt	Marriott Park City	5.34%	5/1/2015	15,194		15,194
Secured Mortgage Debt	Marriott Philadelphia	5.34%	5/1/2015	27,529		27,529
Secured Mortgage Debt	Marriott Troy	5.34%	5/1/2015	35,643		35,643
Secured Mortgage Debt	Marriott Tysons Corner	5.34%	5/1/2015	45,480		45,480
Secured Mortgage Debt	The Kahler Grand	5.34%	5/1/2015	28,037		28,037
Secured Mortgage Debt	Valley River Inn	5.34%	5/1/2015	11,699		11,699
Secured Mortgage Debt	JW Marriott New Orleans	5.45%	9/1/2015	42,040		42,040
Secured Mortgage Debt	Renaissance Harborplace	5.13%	1/1/2016	105,241		105,241
Secured Mortgage Debt	Marriott Del Mar	5.69%	1/11/2016	47,891		47,891
Secured Mortgage Debt	Hilton Houston North	5.66%	3/11/2016	33,141		33,141
Secured Mortgage Debt	Renaissance Orlando Resort at Sea World®	5.52%	7/1/2016	83,486		83,486
Secured Mortgage Debt	Embassy Suites Chicago	5.58%	3/1/2017	75,000		75,000
Secured Mortgage Debt	Marriott Boston Long Wharf	5.58%	4/11/2017	176,000		176,000
Secured Mortgage Debt	Embassy Suites La Jolla	6.60%	6/1/2019	70,000		70,000
Secured Mortgage Debt	Hilton Times Square	4.97%	11/1/2020	92,050		92,050
Secured Mortgage Debt	Renaissance Washington DC	5.95%	5/1/2021	131,854		131,854
Exchangeable Senior Notes	Guaranty	4.60%	7/15/2027	62,500		62,500
Total Fixed Rate Debt				1,184,288	—	1,184,288
Secured Mortgage Debt	Doubletree Guest Suites Times Square	L + 1.15%	1/9/2012	270,000		270,000
Secured Mortgage Debt	Hilton San Diego Bayfront	L + 3.25%	4/15/2016	—	$240,000	240,000
Credit Facility	Unsecured	L + 3.25% - 4.25%	11/1/2013	—	—	—
Total Variable Rate Debt				270,000	240,000	510,000

TOTAL DEBT				$1,454,288	$240,000	$1,694,288

Preferred Stock
Series A cumulative redeemable preferred		8.00%	perpetual	$176,250	$—	$176,250
Series C cumulative convertible redeemable preferred		6.45%	perpetual	$100,000	$—	$100,000
Series D cumulative redeemable preferred		8.00%	perpetual	$—	$115,000	$115,000

Debt Statistics
% Fixed Rate Debt				81.4%		69.9%
% Floating Rate Debt				18.6%		30.1%
Average Interest Rate - Fixed Rate Debt				5.48%		5.48%
Weighted Average Maturity of Debt (2)				5.5 years		5.4 years

(1)

Subsequent Events include the $240.0 million non-recourse senior mortgage entered into in April 2011 by the partnership that owns the Hilton San Diego Bayfront. The Company acquired a 75% majority interest in the partnership in April 2011. Subsequent Events also include the Company’s sale in April 2011 of 4,600,000 shares, including the full exercise of the underwriters’ overallotment option, of 8.0% Series D cumulative redeemable preferred stock.

(2)

Assumes the exchangeable senior notes remain outstanding to maturity. If the exchangeable senior notes were redeemed upon the first put date, the weighted average maturity would be approximately 5 years.